                                                                     EXHIBIT 4.2



                         YES! ENTERTAINMENT CORPORATION

                                  COMMON STOCK
                               PURCHASE AGREEMENT

                                AUGUST 29, 1997

     NOTICE TO PURCHASERS IN ALL STATES:

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                               TABLE OF CONTENTS

                                                                        PAGE
SECTION 1.    AUTHORIZATION OF SALE OF THE SHARES.......................  1

SECTION 2.    AGREEMENT TO SELL AND PURCHASE THE SHARES.................  1
     2.1      Sale of Shares............................................  1

SECTION 3.    CLOSING AND DELIVERY......................................  1
     3.1      Closing...................................................  1
     3.2      Delivery of the Common Stock and Receipt of Cancellation
              of Indebtedness at the Closing............................  2

SECTION 4.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY..  2
     4.1      Organization and Qualification............................  2
     4.2      Due Execution, Delivery and Performance of the Agreements.  2
     4.3      Issuance, Sale and Delivery of the Shares.................  2
     4.4      Additional Information....................................  3
     4.5      No Material Change........................................  3
     4.6      SEC Reports...............................................  3
     4.7      Listing of Shares.........................................  4

SECTION 5.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER  4

SECTION 6.    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS....  5

SECTION 7.    CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING........  5
     7.1      Receipt of Payment........................................  5
     7.2      Representations and Warranties Correct....................  5
     7.3      Covenants Performed.......................................  5

SECTION 8.    CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING..  5
     8.1      Representations and Warranties Correct....................  5
     8.2      Covenants Performed.......................................  6

SECTION 9.    REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES
              ACT.......................................................  6
     9.1      Registration Procedures and Expenses......................  6
              ..........................................................  6
     9.2      Transfer of Shares After Registration.....................  6
     9.3      Indemnification...........................................  7
     9.4      Termination of Conditions and Obligations.................  8
     9.5      Information Available.....................................  8
     9.6      Changes in Purchaser Information..........................  9

                                      i.

                               TABLE OF CONTENTS
                                  (CONTINUED)
                                                                         PAGE

SECTION 10.   BROKER'S FEE..............................................   9

SECTION 11.   NOTICES...................................................   9

SECTION 12.   MISCELLANEOUS.............................................  10
     12.1     Waivers and Amendments....................................  10
     12.2     Headings..................................................  10
     12.3     Severability..............................................  10
     12.4     Governing Law.............................................  10
     12.5     Counterparts..............................................  10
     12.6     Successors and Assigns....................................  10
     12.7     Entire Agreement..........................................  10

ATTACHMENTS:

Appendix I    -  Stock Certificate and Warrant Questionnaire
Appendix II   -  Registration Statement Questionnaire
Appendix III  -  Purchaser's Certificate of Subsequent Sale

                                      ii.

                                  COMMON STOCK
                               PURCHASE AGREEMENT


     THIS AGREEMENT ("Agreement") is made as of the 29th day of August, 1997 by and among YES! ENTERTAINMENT CORPORATION, a Delaware corporation with its principal place of business at 3875 Hopyard Road, Suite 375, Pleasanton, California 94588 (the "Company") and MACHINA, INC. (the "Purchaser").

                                   AGREEMENT

     In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser hereby agree as follows:

     SECTION 1. AUTHORIZATION OF SALE OF THE SHARES. Subject to the terms and conditions of this Agreement, the Company has or before the Closing (as defined below) will have authorized the sale and issuance of two hundred thousand (200,000) shares of its Common Stock, par value $0.001 per share (the "Common Stock").

     SECTION 2.  AGREEMENT TO SELL AND PURCHASE THE SHARES.

     2.1 SALE OF SHARES. At the Closing (as defined in Section 3), the Company will sell to Purchaser, and Purchaser will purchase from the Company, at a purchase price of three dollars and seventy-five cents ($3.75) per share of Common Stock, two hundred thousand (200,000) shares of Common Stock. The shares of Common Stock sold hereunder may be referred to herein as the "Shares."

     2.2 SEPARATE AGREEMENT. Concurrently with the execution and delivery of this Agreement, the Company is entering into other agreements identical with this Agreement (except as to the identity of the purchaser and the number of shares of Common Stock to be purchased) with other purchasers. The Company's agreements with you and with each of such other purchasers are separate agreements, and the sales of shares of Common Stock to you and to each such other purchasers are separate sales. The aggregate number of shares of Common Stock to be issued in this and such other agreements shall not exceed a total of eight hundred and thirty-one thousand (831,000).

     SECTION 3.  CLOSING AND DELIVERY.

     3.1 CLOSING. The Closing of the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall be held on August 29, 1997 at the offices of Cooley Godward LLP, 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, California, or on such other date and place as may be agreed to by the Company and the Purchaser.

                                      1.

     The Company shall give at least three (3) business days prior written notice to the Purchaser, in a manner provided for in Section 11 hereof, of the date, time and location of the Closing. At or prior to the Closing, Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the "Closing Date").

     3.2 DELIVERY OF THE COMMON STOCK AND RECEIPT OF CANCELLATION OF INDEBTEDNESS AT THE CLOSING. At the Closing, the Company shall deliver to Purchaser stock certificates registered in the name of Purchaser, or in such nominee name(s) as designated by Purchaser, representing the number of shares of Common Stock to be purchased by Purchaser at the Closing and the Purchaser shall deliver confirmation of cancellation of indebtedness in the full amount of the purchase price for the Shares. The name(s) in which the stock certificates are to be issued to the Purchaser are set forth in the Stock Certificate Questionnaire in the form attached hereto as Appendix I, as completed by Purchaser.

     SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to conduct its business as it is currently being conducted.

     4.2 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company's execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action by the Company, and will not violate any law or the Company's Certificate of Incorporation or Bylaws of the Company or any provision of any material indenture, mortgage, agreement, contract or other material instrument to which the Company is a party or by which the Company or any of its properties or assets is bound as of the date hereof, or result in a breach of or constitute (upon notice or lapse of time or both) a default under any such indenture, mortgage, agreement, contract or other material instrument or result in the creation or imposition of any lien, security interest, mortgage, pledge, charge or other encumbrance, of any material nature whatsoever, upon any properties or assets of the Company. Upon the execution and delivery by the Company, and assuming the valid execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 9.3 hereof may be legally unenforceable.

     4.3 ISSUANCE, SALE AND DELIVERY OF THE SHARES. When issued and paid for in accordance with this Agreement, the Shares will be validly issued and outstanding, fully paid

                                      2.

and non-assessable, and will be issued in compliance with all applicable federal and state securities laws.

     4.4 ADDITIONAL INFORMATION. The information contained in the following documents, which the Company has furnished to the Purchaser, or will furnish if requested by the Purchaser prior to the Closing, were true and correct in all material respects as of their respective filing dates:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (without exhibits unless specifically requested);

          (b) the Company's Quarterly Reports on Form 10-Q required to be filed with the SEC for the three-month periods ended March 31, 1997 and June 30, 1997 (without exhibits unless specifically requested);

          (c) the Company's Current Reports on Form 8-K filed with the SEC since December 31, 1996, if any; and

          (d) Notice of Annual Meeting and Proxy Statement for the Company's 1997 Annual Meeting of Stockholders.

     4.5 NO MATERIAL CHANGE. As of the date hereof, there has been no material adverse change in the financial condition or results of operations of the Company since June 30, 1997.

     4.6  SEC REPORTS.

          (a) The Company has filed with the Securities and Exchange Commission (the "SEC" or the "Commission") all reports ("SEC Reports") required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All of the SEC Reports filed by the Company comply in all material respects with the requirements of the Exchange Act. None of the SEC Reports contains, as of the respective dates thereof, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. All financial statements contained in the SEC Reports have been prepared in accordance with generally accepted accounting principles consistently applied throughout the period indicated ("GAAP"). Each balance sheet presents fairly in accordance with GAAP the financial position of the Company as of the date of such balance sheet, and each statement of operations, of stockholders' equity and of cash flows presents fairly in accordance with GAAP the results of operations, the stockholders' equity and the cash flows of the Company for the periods then ended.

          (b) No event has occurred since June 30, 1997 requiring the filing of an SEC Report that has not heretofore been filed and furnished to the Purchaser.

                                      3.

     4.7 LISTING OF SHARES. The Company shall, within a reasonable time after the Closing Date, file with the Nasdaq National Market an additional shares listing application covering such Shares that shall have not been previously covered by a Nasdaq additional shares listing. For so long as the Company is obligated to keep in effect the Registration Statement provided under Section 9 hereof, the Company will use commercially reasonable efforts to maintain the listing of Shares on the Nasdaq National Market or a national securities exchange, as defined in the Exchange Act.

     SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     The Purchaser represents and warrants to and covenants with the Company that:

          (a) the Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered, all information the Purchaser deems relevant in making an informed decision to purchase the Shares.

          (b) the Purchaser is acquiring the Shares being acquired by the Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares, except in compliance with Section 5(c).

          (c) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), applicable blue sky laws, and the rules and regulations promulgated thereunder.

          (d) the Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Questionnaire, attached hereto as Appendix I and Appendix II, respectively, for use in preparation of the Registration Statement to be filed by the Company, and the answers thereto are true and correct to the best knowledge of the Purchaser as of the date hereof and will be true and correct as of the effective date of the Registration Statement (provided that the Purchaser shall be entitled to update such information by providing notice thereof to the Company prior to the effective date of such Registration Statement).

          (e) the Purchaser has, in connection with its decision to purchase the Shares, relied with respect to the Company and its affairs solely upon the information delivered to Purchaser as described in Sections 4.4 and 5(a) above and the representations and warranties of the Company contained herein.

                                      4.

          (f) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

          (g) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by the Purchaser, this Agreement shall constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 9.3 hereof may be legally unenforceable.

     SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates for the Shares shall survive the execution of this Agreement, the delivery to the Purchaser of the Shares and the payment therefor.

     SECTION 7. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to complete the sale and issuance of the Shares and deliver shares of Common Stock to the Purchaser shall be subject to the following conditions to the extent not waived by the Company:

     7.1 RECEIPT OF PAYMENT. The Company shall have received payment in the form of cancellation of indebtedness confirmed by Purchaser, in the full amount of the purchase price for the Shares.

     7.2 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     7.3 COVENANTS PERFORMED. All covenants, agreements and conditions contained herein to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

     SECTION 8. CONDITIONS TO THE PURCHASER'S OBLIGATIONS AT THE CLOSING. The Purchaser's obligation to accept delivery of and to pay for the Shares shall be subject to the following conditions to the extent not waived by the Purchaser:

     8.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct as of the Closing Date.

                                      5.

     8.2 COVENANTS PERFORMED. All covenants, agreements and conditions contained herein to be performed by the Company shall have been performed or complied with in all material respects.

     SECTION 9.  REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     9.1 REGISTRATION PROCEDURES AND EXPENSES. The Company is obligated to do the following:

          (a) As soon as practicable following the Closing Date, the Company shall prepare and file with the Commission a registration statement in order to register with the Commission the sale by Purchaser, from time to time, of the Shares (a "Registration Statement") and shall use commercially reasonable efforts to have such Registration Statement declared effective. The Company shall use commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the date which is three years after the date that such Registration Statement is declared effective by the Commission or such earlier date when all the Shares covered by such Registration Statement have been sold pursuant to Rule 144 without volume restrictions as determined by counsel to the Company pursuant to a written opinion letter addressed to the Purchaser, to such effect.

          (b) In order to facilitate the sale or other disposition of all or any of the shares by the Purchaser, the Company shall furnish to the Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses and preliminary prospectuses as the Purchaser reasonably requests in conformity with the requirements of the Securities Act.

          (c) The Company shall file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

          (d) Other than fees and expenses, if any, of counsel or other advisers to the Purchaser, which fees and expenses shall be borne by the Purchaser, the Company shall bear all expenses (exclusive of underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (c) of this Section 9.1.


     9.2 TRANSFER OF SHARES AFTER REGISTRATION. The Purchaser agrees that the Purchaser will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

          (a) pursuant to the Registration Statement, in which case the Purchaser shall submit the certificates evidencing the Shares to the transfer agent accompanied by a separate

                                      6.

"Purchaser's Certificate" (A) in the form of Appendix III attached hereto, (B) executed by the Purchaser or by an officer of, or other authorized person designated by, the Purchaser, and (C) to the effect that (1) the Shares have been sold in accordance with the Registration Statement and (2) the requirement of delivering a current prospectus has been satisfied; or

          (b) in a transaction exempt from registration under the Securities Act, in which case the Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.


     9.3 INDEMNIFICATION. As used in this Section 9.3 the following terms shall have the following respective meanings:

          (a) "Selling Stockholder" shall mean the Purchaser and any transferee of the Purchaser who is entitled to resell Shares pursuant to the Registration Statement;

          (b) "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.1; and

          (c) "Untrue Statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Selling Stockholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Stockholder to comply with the covenants and agreements contained in Section 9.1 or 9.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.

                                      7.

     Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 9.1 or 9.2 hereof respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person.)

     Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

     9.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 5(c) or this Section 9 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     9.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser;

          (a) such information as the Company supplies to its stockholders;

                                      8.

          (b) upon the written request of the Purchaser, such reports filed by the Company pursuant to the Exchange Act not otherwise provided under Section 9.5(a); and

          (c) upon the reasonable request of the Purchaser, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses.

     9.6 CHANGES IN PURCHASER INFORMATION. The Purchaser agrees to promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or the Purchaser's plan of distribution set forth in such Registration Statement.

     SECTION 10. BROKER'S FEE. The Company and the Purchaser hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the shares of Common Stock, and shall indemnify each other for any such fees for which they are responsible.

     SECTION 11. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

          (a)  if to the Company, to:

                    YES! Entertainment Corporation
                    3875 Hopyard Road
                    Pleasanton, CA 94588
                    Attention:  Donald Kingsborough, President and CEO
                    Facsimile:  (510) 734-0997

          with a copy so mailed to:

                    Cooley Godward LLP
                    Five Palo Alto Square, 4th Floor
                    Palo Alto, California 94306
                    Attention:  Patrick Pohlen, Esq.
                    Facsimile:  (650) 857-0663

          or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

          (b) if to the Purchaser, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

                                      9.

     SECTION 12.    MISCELLANEOUS.

     12.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares.

     12.2 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     12.3 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     12.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts entered into and performed entirely in California by California residents, without regard to conflicts of law principles.

     12.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     12.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     12.7 ENTIRE AGREEMENT. This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

                                      10.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


COMPANY:

YES! ENTERTAINMENT CORPORATION



By: __________________________
     Donald Kingsborough
     Chief Executive Officer

Address:    3875 Hopyard Road
            Pleasanton, CA 94588

Facsimile:  (510) 734-0997



PURCHASER:

MACHINA, INC.



By: ______________________________
     Name: _______________________
     Title: ______________________

Address:   _______________________
           _______________________

Facsimile: _______________________

                        COMMON STOCK PURCHASE AGREEMENT